================================================================================

                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          Sel-Drum International, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                          SEL-DRUM INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 1, 1998


         The Annual Meeting of Shareholders of Sel-Drum International, Inc. (the "Company") will be held at the Venture Inn Burlington-on-the-Lake, 2020 Lakeshore Road, Burlington, Ontario, Canada L7S 1Y2, on Tuesday, December 1, 1998 at 1:00 p.m. local time, for the following purposes more fully described in the accompanying proxy statement:

         1.       To elect three directors of the Company.

         2. To consider and act upon a proposal to approve and adopt a Certificate of Amendment of the Company's Certificate of Incorporation to effect a reverse stock split of up to 0.33-for-one.

         3. To consider and act upon a proposal to approve and ratify an amendment to the Sel-Drum International, Inc. 1995 Employee and Non-Employee Director Stock Option Plan to increase the number of shares available for option grants under the Plan from 500,000 to 700,000.

         4. To consider and act upon a proposal to approve and ratify the selection of Mengel, Metzger, Barr & Co. LLP as the Company's independent auditors for the fiscal year ending July 31, 1999.

         5. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on October 16, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                                        Brian F. Turnbull
                                                     Chairman of the Board

Dated:  November 16, 1998

                          SEL-DRUM INTERNATIONAL, INC.
                               501 AMHERST STREET
                          BUFFALO, NEW YORK 14207-2913


                                 PROXY STATEMENT


                               GENERAL INFORMATION

         This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Sel-Drum International, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company which will be held on Tuesday, December 1, 1998, and at any adjournments thereof (the "Meeting"). This proxy statement and accompanying form of proxy are being first mailed to shareholders on or about November 16, 1998. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the three director nominees named herein and, unless otherwise indicated, FOR each of the other three proposals described in this proxy statement and the accompanying notice of meeting.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other telecommunication. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

                                     VOTING

         As of October 16, 1998, the record date for the Meeting, there were 7,542,500 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding. Only shareholders of record on the books of the Company at the close of business on October 16, 1998 are entitled to notice of and to vote at the Meeting.

         Each shareholder of record is entitled to one vote for each share of Common Stock registered in his name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

         Once a quorum is present, directors will be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. The affirmative vote of a majority of issued and outstanding shares entitled to vote at the Meeting is required for approval of the reverse stock split and a majority of the votes cast, in person or by proxy, at the Meeting is required for approval of the other two proposals described in this proxy statement and the accompanying notice of meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information as of October 16, 1998 regarding the Common Stock held by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each "Named Executive" (see "EXECUTIVE COMPENSATION"), and
(iv) all directors and executive officers of the Company as a group.

                                                     NUMBER OF SHARES                 PERCENT
     NAME AND ADDRESS OF                             OF COMMON STOCK                    OF
     BENEFICIAL OWNER(1)                          BENEFICIALLY OWNED (2)             CLASS (2)
     -------------------                          ----------------------             ---------
Robert E. Asseltine                                     1,769,680  (3)                 23.46  %
Brian F. Turnbull                                       4,514,000  (4)                 59.85
Robert M. Orr                                               9,000  (5)                 0.12
Raymond C. Sparks                                         250,000  (6)                  3.20
All directors and executive                             6,559,347                      83.90
officers as a group (5 persons)

(1) The address of each of the directors and executive officers is c/o Sel-Drum International, Inc., 501 Amherst Street, Buffalo, New York 14207-2913.
(2) As reported by such persons as of October 16, 1998, with percentages based on 7,542,500 shares issued and outstanding, except where the issuance of shares pursuant to presently exercisable options indicated in the other footnotes hereto would increase the number of shares owned by such person and the number of shares outstanding.
(3)      Includes 237,000 shares owned of record by Mr. Asseltine's wife.
(4) Shares owned of record by 547118 Ontario Ltd., an Ontario corporation controlled by Mr. Turnbull.
(5) On April 24, 1998, Mr. Orr was granted an option to purchase 40,000 shares at an exercise price of $.50 per share. The option, which was granted under the 1995 Employee and Non-Employee Director Stock Option Plan, is vested with respect to 20,000 shares, and is presently exercisable by Mr. Orr with respect to 9,000 of such shares. Of the 40,000 shares underlying Mr. Orr's option, 31,000 shares are subject to a conditional grant, which is conditioned upon shareholder approval of the amendment to the 1995 Plan which increases the authorized number of shares available for grants under the Plan from 500,000 to 700,000. See "PROPOSAL TO APPROVE AND RATIFY AN AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR OPTION GRANTS."
(6) A presently exercisable option to purchase 250,000 shares of Common Stock at $.40 per share.


                              ELECTION OF DIRECTORS

         Three directors are to be elected by the shareholders at the Meeting, each to hold office for a term expiring in 1999 or until his successor is duly elected and qualifies.

         The Board of Directors recommends the election of the three nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the three nominees named below.

         The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

                       PROPOSED FOR ELECTION AS DIRECTORS
                           AT THE 1998 ANNUAL MEETING

                                                                                            DIRECTOR
                                  NAME AND BACKGROUND                                        SINCE
                                  -------------------                                        -----
ROBERT E. ASSELTINE, age 67, has served as a Director of the Company since                    1995
1995. He also served as Chairman of the Board from February 1995 until January
1998. February Mr. Asseltine was the founder and Chief Executive Officer of
Micron Imaging Corp., the photocopier drum manufacturer which was amalgamated with Sel-Drum Corporation in November 1996, now owned by the Company. Prior to founding Micron Imaging Corp. in 1991, Mr. Asseltine founded Copytron (formerly
Western Canada's largest independent copier dealer) and Photofax (a photoconductor facility), both of which were sold to Savin Canada, Inc.

BRIAN F. TURNBULL, age 63, the Company's founder, began his career in the                     1995
reprographics 1995 industry with Nashua in the U.K. and later in Canada. Prior to founding Sel-Drum Corporation in 1978, Mr. Turnbull owned an independent copier dealership in Hamilton, Ontario, Canada. Mr. Turnbull resigned as Chief
Executive Officer and President of the Company effective January 1, 1998, assuming the position of Chairman of the Board and focusing his efforts in developing sales outside of North America.

ROBERT M. ORR, age 54, is a former partner in the law firm of Ross & McBride, the             1998
Company's Canadian corporate counsel.  Mr. Orr's 25 years of practice experience includes representation of small to medium sized corporations in connection with corporate restructuring, financing and commercial real estate.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors held three meetings during the fiscal year ended July 31, 1998 ("Fiscal 1998"). Each current director who was in office during Fiscal 1998 attended all Board meetings and meetings of Board Committees on which he served.

         The Board of Directors has established, among other Committees, an Audit Committee, a Compensation and Benefits Committee, and a Nominating Committee of the Board.

         The current members of the Audit Committee are Mr. Orr and Mr. Asseltine. The Committee has been established to review with Mengel, Metzger, Barr & Co. LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Mengel, Metzger, Barr & Co. LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Mengel, Metzger, Barr & Co. LLP. The Committee held three meetings during Fiscal 1998 in conjunction with the Company's Board meetings. Mengel, Metzger, Barr & Co. LLP did not participate in these meetings.

         The current members of the Compensation and Benefits Committee are Mr. Asseltine and Mr. Orr. The Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company's management (see "EXECUTIVE COMPENSATION"). The Compensation and Benefits Committee held three meetings during Fiscal 1998 in conjunction with the Company's Board meetings.

         The current members of the Nominating Committee are Mr. Asseltine and Mr. Turnbull. The Nominating Committee makes nominations to the Board and considers and establishes procedures regarding nominations to the Board submitted by shareholders. The Committee held no meetings during Fiscal 1998. Shareholder recommendations for nomination to the Board should be sent to the Company, to the attention of the President.

DIRECTORS' COMPENSATION

         Directors are reimbursed for their reasonable expenses incident to travel and attendance at meetings. Directors do not receive any other compensation for attendance at meetings.

DIRECTOR'S OPTIONS

         On April 24, 1998, Robert M. Orr was granted an option to purchase 40,000 shares of Common Stock at an exercise price of $.50 per share. The option, which was granted under the 1995 Employee and Non-Employee Director Stock Option Plan (the "1995 Plan"), is vested with respect to 20,000 shares, and is presently exercisable by Mr. Orr with respect to 9,000 of such shares. Of the 40,000 shares underlying Mr. Orr's option, 31,000 shares are subject to a conditional grant, which is conditioned upon shareholder approval of the amendment to the 1995 Plan which increases the authorized number of shares available for grants under the Plan from 500,000 to 700,000. See "PROPOSAL TO APPROVE AND RATIFY AN AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR OPTION GRANTS."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company believes that all reports required to be filed during or with respect to Fiscal 1998 by its directors and executive officers were made on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers.

                               EXECUTIVE OFFICERS

         The Company is currently served by three executive officers, who are elected annually by the Board of Directors and serve until their successors are elected and qualify:

         BRIAN F. TURNBULL, age 63, is Chairman of the Board and the Company's founder. Mr. Turnbull began his career in the reprographics industry with Nashua in the U.K. and later in Canada. Prior to founding Sel-Drum Corporation in 1978, Mr. Turnbull owned an independent copier dealership in Hamilton, Ontario, Canada. Mr. Turnbull resigned as Chief Executive Officer and President of the Company effective January 1, 1998, assuming the position of Chairman of the Board and focusing his efforts in developing sales outside of North America.

         RAYMOND C. SPARKS, age 48, has been the Company's President and Chief Executive Officer since November 1, 1997. From 1993 to 1997, Mr. Sparks was the President, Chairman of the Board and Chief Executive Officer of The Village Green Bookstores, Inc., a publicly-held specialty retailer. Mr. Sparks has eight years of public accounting experience in South Africa with Ernst & Young and later, with Webb & Company. Since 1979, Mr. Sparks has been engaged in the retail industry, primarily in supermarket and specialty stores, in both operational and financial capacities. Mr. Sparks was Financial Director for Burlington Industries in Cape Town until 1983. From 1983 to 1987, Mr. Sparks was Divisional Financial Manager for Checkers Supermarkets Ltd. in Cape Town. Mr. Sparks moved to the United States in 1987, and became Chief Financial Officer of Checkers Restaurants, Brooklyn, New York. In 1989, he was named Vice President of Finance at Tie Rack (U.S.) Inc. Mr. Sparks was the Chief Operating and Chief Financial Officer of Burke & Burke (New York) in 1991. Mr. Sparks was Vice President of Conston Corporation, an apparel retailer located in Philadelphia before he joined Village Green in June 1993. Mr. Sparks holds the professional qualification of Chartered Accountant (C.A.(S.A.)), and was awarded a Bachelor of Commerce (with honors) degree in Financial Accounting by the University of Cape Town, South Africa.

         JOHN C. HALL, age 56, joined the Company in 1985 as the Financial Manager. On February 1, 1995, he was appointed Director of Finance, and on November 1, 1997 he was elected Vice President of Finance. Previously, he was employed for five years by Butler Metals Co., an automotive related company in the position of Manager of Accounting. Prior to his employment with Butler, he was employed by T.R.W. in Canada in the capacity of Chief Accountant. Mr. Hall earned his C.M.A. in 1972.

                             EXECUTIVE COMPENSATION

         Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended July 31, 1998, 1997 and 1996, paid by the Company to those persons who were, at July 31, 1998, the Chief Executive Officer and each other executive officer of the Company whose salary and bonus exceeded $100,000 (collectively, the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                  Annual Compensation                    Compensation
                                         ---------------------------------------------   ------------

                                                                             Other
                                                                             Annual
                                                                             Compen-                      All Other
       Name and                               Salary           Bonus         sation         Option       Compensation
  Principal Position            Year          ($)(1)          ($)(1)           ($)        Grants (#)         ($)
---------------------------   ---------  ---------------  -------------  --------------  ------------   ---------------
Brian Turnbull, Chairman,       1998     $   161,000(2)   $  29,944(2)          -0-           -0-          $16,760(3)
Former President and Chief      1997     $   210,000      $  55,535             -0-           -0-          $16,760(3)
Executive Officer               1996     $   210,000      $  47,438             -0-           -0-          $16,760(3)


Raymond C. Sparks,              1998     $    93,750(4)          -0-            -0-          250,000            -0-
President and Chief
Executive Officer


     (1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation for any year does not exceed 10% of the total amount of annual salary and bonus for any Named Executive.
     (2) On January 1, 1998, the Company and Mr. Turnbull terminated Mr. Turnbull's employment contract. In his capacity as Chairman and a full-time consultant, Mr. Turnbull receives annual compensation of $126,000 as well as existing fringe benefits including the lease of a car by the Company and annual golf membership.
     (3) Represents the payment of annual premiums for a life insurance policy covering Mr. Turnbull. The named beneficiary under the policy is the Company, and the face amount of the policy is $2,000,000.00 (CDN). Mr. Turnbull and the Company have entered into an Insurance Policy Agreement dated as of February 1, 1998, that provides that the Company will use any proceeds it receives under the policy to fund a repurchase of shares of the Company owned by Mr. Turnbull or any corporation controlled by him. The Insurance Policy Agreement does not require the Company to repurchase any of Mr. Turnbull's shares in excess of the number that would be adequately funded by the proceeds of the policy.
     (4) Mr. Sparks has served as President and Chief Executive Officer of the Company since November 1, 1997. Mr. Sparks' Employment Agreement with the Company provides for a term of three years, subject to termination as provided in the Agreement, and provides that as compensation under the Agreement, Mr. Sparks will be paid $125,000 (U.S.) annual salary. The Employment Agreement also provides for a $25,000 relocation allowance, fringe benefits, including health insurance, on terms which may be agreed to from time to time by the Company and Mr. Sparks. Pursuant to the terms of the Agreement, Mr. Sparks was granted a non-incentive option to purchase 250,000 shares of the Company's $.01 par value Common Stock, at an exercise price of forty cents ($.40) per share.

     STOCK OPTIONS

         Raymond C. Sparks was granted a non-incentive option to purchase 250,000 shares of the Company's Common Stock pursuant to an Employment Agreement between the Company and Mr. Sparks. The option is presently exercisable at forty cents ($.40) per share and expires on November 3, 2002. This option was not issued under the 1995 Plan.

         No other stock options were granted to or exercised by the Named Executives during Fiscal 1998, and the Company has no provision for stock appreciation rights.

         Shown below is information with respect to all unexercised options to purchase Common Stock held by the Named Executives at July 31, 1998.


                 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                          FISCAL YEAR-END OPTION VALUES

                                                                                                 Value of All Unexercised
                                                                Unexercised Options Held          In-the-Money Options at
                                                                        at FY-End (#)                   FY-End ($) (2)
                               Shares                     -----------------------------------   --------------------
                              Acquired          Value
                                 on           Realized
          Name               Exercise (#)     ($) (1)        Exercisable       Unexercisable      Exercisable     Unexercisable
------------------------    ------------   -----------    ------------------   ---------------  ---------------   --------------
Raymond C. Sparks               -0-             -             250,000  (1)                -0-      $71,900  (1)       -0-

(1) Expressed as the excess of the market value of the Common Stock at July 31, 1998 ($.6876 per share) over the exercise price of the option.


                              RELATED TRANSACTIONS

SHAREHOLDER LOANS

         The Company is owed $160,000 by 547117 Ontario Ltd. and 547118 Ontario Ltd., both of which are controlled by Brian F. Turnbull, Chairman of the Board, in the form of an interest-free loan from the Company's subsidiary, Sel-Drum Corporation. The loan was used to provide leasehold and structural improvements to the Company's Burlington, Ontario facility, which is leased to the Company by a company controlled by Mr. Turnbull.

         On November 4, 1997, the Company loaned $117,742, with interest at 10% per annum, to Mr. Asseltine in connection with the purchase of 293,680 shares of Common Stock pursuant to a private transaction with Stephen Dadson, a former officer and director. The loan, which was due and payable on May 2, 1998, has been paid in full.

PREFERRED STOCK

         The Company's Sel-Drum Imaging Corporation subsidiary has issued to Brian F. Turnbull and Robert E. Asseltine, Preferred Stock which is redeemable at the Company's option at $727.30 per share. Mr. Asseltine currently owns 1,588 Class C Preferred Shares and Mr. Turnbull currently owns 4,599 Class D Preferred Shares. These shares were issued to Messrs. Turnbull and Asseltine in connection with Sel-Drum Imaging Corporation's reorganization in February 1995. On January 15, 1998, the Company repurchased 172 Shares of the Class C Preferred Stock and 241 Shares of the Class D Preferred Stock held by Messrs. Asseltine and Turnbull. The total purchase price was $300,000, of which approximately $175,000 was delivered during the quarter ended January 31, 1998, and the remainder during the quarter ended April 30, 1998. The Company does not anticipate funding additional repurchases of Sel-Drum Imaging Corporation's Preferred Stock at any time in the foreseeable future.

INSURANCE POLICIES

         The Company pays the annual premiums to maintain a policy of life insurance covering Brian F. Turnbull (the "Policy"). The named beneficiary under the Policy is the Company, and the face amount of the policy is $2,000,000.00
(CDN). Mr. Turnbull and the Company have entered into an Insurance Policy Agreement dated as of February 1, 1998, that provides that the Company will use any proceeds it receives under the Policy to fund a repurchase of shares of the Company owned by Mr. Turnbull or any corporation controlled by him. The Insurance Policy Agreement does not require the Company to repurchase any of Mr. Turnbull's shares in excess of the number that would be adequately funded by the proceeds of the Policy. See "EXECUTIVE COMPENSATION."

LEASES

         Mr. Asseltine, through Reaton Leasing Ltd., a corporation he controls, leases to the Company a 12,000 square foot facility at 1890 Dayton Street for one of the Company's facilities in Kelowna, British Columbia. Annual lease payments are approximately $52,000 per year.

         The Company leases its 21,600 square foot Burlington facility from a company controlled by Mr. Turnbull pursuant to a lease terminating in February 2002. Annual lease payments are approximately $78,000.


           PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY'S
          CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
                             OF UP TO 0.33-FOR-ONE


INTRODUCTION

         On September 21, 1998, the Board of Directors approved and adopted, subject to approval and adoption by the shareholders, an amendment to the Company's Certificate of Incorporation (the "Amendment"), to effect a reverse stock split of up to 0.33-for-one of the Common Stock (the

"Reverse Split"). If the Amendment is approved by the shareholders at the Meeting, the Amendment and the Reverse Split will be effective on the date the Amendment is filed with the New York Department of State (the "Effective Date"). The full text of the proposed Certificate of Amendment to effect the Reverse Split is attached to this proxy statement as Appendix A.

         If the Amendment is approved and adopted by the shareholders, the Board of Directors reserves the right to file the Amendment and effect the Reverse Split, at any time and for a lesser amount than 0.33-for-one, during an 18 month period after approval by the shareholders, or to determine, in its sole judgement during such 18 month period, that the Reverse Split would be inadvisable and not in the best interests of the Company and its shareholders. In that case, the Board would not file the Amendment and not effect the Reverse Split.

REVERSE SPLIT

         DESCRIPTION. On the Effective Date of the Reverse Split, at the discretion of the Board of Directors, each share of Common Stock issued and outstanding will be converted into 0.33 of one share (the "New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive cash in the amount described below. The price for a fractional share will be based upon the average bid and asked prices of the Common Stock on the OTC Electronic Bulletin Board for the ten trading days immediately preceding the Effective Date.

         REASONS FOR THE REVERSE SPLIT. The Company's Common Stock currently trades on the National Association of Securities Dealers, Inc. OTC Electronic Bulletin Board. It is not listed on The Nasdaq Stock Market or on any national or regional stock exchange. Although dealer prices for the Company's Common Stock are listed on the OTC Bulletin Board, trading has been sporadic and limited. The Company recognizes that it is substantially more difficult for investors to buy and sell securities or to obtain accurate quotations for securities traded in the OTC Bulletin Board Service.

         In late 1997, the Company initiated a strategic plan which was designed to focus on the longer term growth prospects of the Company. In an effort to enhance the marketability of the Common Stock, part of the Company's strategic plan included listing on The Nasdaq Stock Market ("Nasdaq"), or a national or regional exchange. In order to obtain listing on Nasdaq or an exchange, however, the Company must meet certain requirements. The Company believes that the increase in the per share value of the Common Stock effected through a reduction in the number of outstanding shares caused by the Reverse Split, should improve the Company's eligibility to apply for listing on Nasdaq or a national or regional exchange.

         The Board of Directors believes that the implementation of the Reverse Split will improve the market for the Common Stock in part because the Common Stock may trade above $5.00 per share following the Reverse Split. Many brokerage firms are reluctant to recommend lower price stocks (especially those trading for under $5.00 per share) for their clients, and the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower price stocks. Also, the brokerage commission on the purchase or sale of a stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price, to the detriment of the holders of the Common Stock and the market for the Common Stock. The Board of Directors believes that these issues are best addressed by an increase in the price per share of Common Stock that is anticipated as a result of the Reverse Split, and that it is unlikely that the Company will be able to successfully apply for listing on Nasdaq or an exchange without the Reverse Split.

         The Company is not aware of any present efforts by any person to accumulate a block of the Common Stock, and the Reverse Split is not intended to prevent or deter a non-negotiated change in control of the Company.

         ADDITIONAL CONSIDERATIONS. There can be no assurance that the price of the Common Stock will rise following the Reverse Split, or that such price, if it does rise, will rise in proportion to the Reverse Split or will continue to escalate or be sustained for a significant period. In addition, there can be no assurance that listing on Nasdaq or a national or regional exchange will be obtained. Nevertheless, the Board of Directors believes that shareholder approval of the Amendment to effect the Reverse Split is in the best interest of the Company and the shareholders and is advisable at this time.

         GENERAL EFFECT OF REVERSE SPLIT. The New Common Stock will not be different from the Common Stock and the holders of the New Common Stock or options to purchase the New Common Stock will have the same relative rights following the Effective Date as they had prior to the Reverse Split.

         The effect of the Reverse Split on the aggregate number of shares of the Common Stock as of October 16, 1998 is set forth in the table below. Except for the following data, the Reverse Split will not have any effect on the shareholders' equity section of the Company's balance sheet.

                                                               Prior to
                                                               Proposed                        After Proposed
                                                            Reverse Split                       Reverse Split
                                                        -----------------------             ----------------------
Number of Shares
Common Stock

  Authorized                                                  100,000,000                         33,000,000

  Issued and Outstanding (1)                                    7,542,500                          2,489,025

  Available for Issuance                                       92,357,500                         30,477,975

  Par Value Per Share                                                $.01                               $.03

(1) The number of shares issued and outstanding as of October 16, 1998. Does not include 100,000 shares held by the Company as treasury stock. Shares issued and outstanding after the Reverse Split do not reflect any adjustments that may result from the repurchase of fractional shares.

         EFFECT ON REGISTRATION. The Common Stock is currently registered under
Section 12(g) of the Exchange Act, and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act.

         EFFECT ON THE MARKET FOR THE COMMON STOCK. The Company's Annual Report on Form 10-KSB for the year ended July 31, 1998 sets forth the high and low bid quotations for shares of Common Stock for each quarter within the last two fiscal years, as reported by the OTC Electronic Bulletin Board.

         The Company anticipates that after the Effective Date, the market price of shares of New Common Stock will rise as a result of the decrease in the number of shares outstanding. However, it cannot be predicted whether any increase in market price will be in proportion to the Reverse Split. If the market price of the Common Stock were not to adjust proportionately, a significant loss of aggregate market value of the outstanding Common Stock could result. In addition, a Reverse Split reduces the number of shares of Common Stock outstanding, thereby adversely affecting liquidity and possibly depressing the price of the Common Stock.

         Following the Reverse Split, and until the Common Stock is listed on Nasdaq or a national or regional exchange, the Company believes that trading in New Common Stock will continue in the over-the-counter market in transactions handled through the market makers of the Common Stock.

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors. No dividends have ever been paid on the Common Stock. The Company presently intends to retain all future earnings for the expansion of its business and consequently does not presently intend to pay any cash dividends on the Common Stock or the New Common Stock.

         EFFECT ON OPTIONS. If the Reverse Split is approved by the shareholders at the Meeting, the number of shares that may be issued under the Sel-Drum International, Inc. 1995 Employee and Non-Employee Director Stock Option, and the number of shares issuable upon the exercise of any options outstanding on the Effective Date will be decreased in proportion to the Reverse Split. Conversely, the exercise price per share of any such outstanding option will be proportionately increased on the Effective Date. Any such outstanding option will be rounded to the nearest whole share, and no cash payment will be made in respect of any fractional share so rounded.

         EXCHANGE OF STOCK CERTIFICATES AND LIQUIDATION OF FRACTIONAL SHARES. As soon as practicable after the Effective Date, the shareholders will be notified and requested to surrender their certificates representing shares of Common Stock to the Company's transfer agent so that certificates representing the appropriate number of shares of New Common Stock, together with a cash payment in lieu of any fractional share, may be issued in exchange therefor.

         FEDERAL INCOME TAX CONSEQUENCES. A summary of the principal federal income tax consequences of the proposed Reverse Split is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences for all shareholders in all circumstances, nor does it address state, local or foreign tax consequences or considerations. ACCORDINGLY, SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

         1. The proposed Reverse Split will not be a taxable transaction to the Company.

         2. A shareholder will not recognize any gain or loss as a result of the Reverse Split unless the shareholder receives cash in lieu of a fractional share. The position taken by the Internal Revenue Service ("IRS") has varied from time to time with respect to the receipt of cash in lieu of a fractional share. Under certain circumstances, the IRS has treated such receipt as a dividend. However, because the payment of cash in lieu of a fractional share of stock is being done for administrative convenience and does not represent separately bargained for consideration, the Company believes it is appropriate for a minority shareholder to treat such receipt of cash as a gain or loss equal to the difference in the amount received and his or her adjusted basis in the fractional share. Such gain or loss will be capital in nature if the stock is held as a capital asset on the day of the payment of cash.

         3. The aggregate tax basis of the New Common Stock received by a shareholder pursuant to the Reverse Split will equal the aggregate tax basis of the shareholder's Common Stock prior to the Effective Date (except that such basis will be reduced by any basis allocated to a fractional share redeemed by the Company with respect to which the shareholder recognizes gain or loss as described in Paragraph 2 above). The holding period of the New Common Stock received by the shareholder will include the holding period of the shareholder's Common Stock before the Reverse Split, provided the shares of Common Stock were a capital asset in the hands of such shareholder.

                  Special taxation and withholding rules may apply to any shareholder that is a non-resident alien or a foreign corporation. Those rules are beyond the scope of this discussion and should be discussed with a personal tax advisor. Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, certain other information) to the transfer agent in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply in connection with the receipt of cash in lieu of fractional shares. See "Exchange of Certificates and Liquidation of Fractional Shares." The letter of transmittal will require each shareholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date. Failure to provide such information may result in backup withholding.

         NO DISSENTERS' RIGHTS. Under New York law, shareholders are not entitled to dissenters' rights with respect to the Reverse Split.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the votes entitled to vote at the Meeting is required for the approval and adoption of the Certificate of Amendment to effect the Reverse Split. The Board of Directors recommends a Vote in favor of this proposal, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

                 PROPOSAL TO APPROVE AND RATIFY AN AMENDMENT TO
                             THE STOCK OPTION PLAN
          TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR OPTION GRANTS


BACKGROUND OF PLAN AND DESCRIPTION OF AMENDMENT

         On November 24, 1995, the Company's shareholders approved the 1995 Employee and Non-Employee Director Stock Option Plan (the "1995 Plan"). The 1995 Plan is designed to create an incentive for key employees, non-employee directors and advisors of the Company and its subsidiaries to remain in the employ of the Company and its subsidiaries and to contribute to their success by providing the opportunity for stock ownership.

         As of the date hereof, options to purchase 500,000 shares of the Company's Common Stock have been granted under the 1995 Plan, of which 166,667 are presently exercisable. As of the date hereof, no options to purchase any shares have been exercised.

         The shares underlying options granted under the 1995 Plan and to Mr. Sparks (See "EXECUTIVE COMPENSATION -- Stock Options") have been registered with the Securities and Exchange Commission on the Company's Registration Statement on Form S-8 (Registration No. 333-57885).

         The Company has adopted a policy of granting options to purchase shares of Common Stock to non-employee directors and a large number of key employees at various levels of employment, and the Board of Directors believes that such grants have helped to motivate the Company's non-employee directors and employees to excel in their work by aligning their prospects with those of the Company's shareholders. In furtherance of this policy, the Company has to date granted to 64 key employees and 1 non-employee director, options to purchase an aggregate of 500,000 shares of Common Stock currently available under the 1995 Plan, leaving no shares remaining for future grants. (Of the 40,000 shares underlying the option granted to Robert M. Orr, one of the Company's non-employee directors, 31,000 shares are subject to a conditional grant, which is conditioned upon shareholder approval of this Amendment to the 1995 Plan). Therefore, the Company is presently unable to make significant additional option grants to new key employees, or as further incentive to existing key employees. The Board of Directors believes that increasing the number of shares available for options granted under the 1995 Plan will assist the Company in continuing to attract, hire, retain and motivate superior employees and directors and thus continue to contribute to the success of the Company.

         On April 24, 1998, in an effort to ensure that the Company continues to receive the benefits of the 1995 Plan, the Board of Directors approved and adopted Amendment No. 1 to the 1995 Plan, which amends Section 4 of the Option Plan to increase the number of shares of Common Stock available for option grants thereunder from 500,000 to 700,000, and directed that Amendment No. 1 be submitted to shareholders for their approval and ratification at the Meeting.

DESCRIPTION OF OPTION PLAN AS PROPOSED TO BE AMENDED

         The following is a summary of the principal features of the Option
Plan.

         INCREASE OF SHARES AVAILABLE. The 1995 Plan currently provides for the granting of stock options to purchase up to an aggregate of 500,000 shares of Common Stock (subject to adjustment as described below). If any option granted under the 1995 Plan is cancelled, expires or terminates without having been exercised in full, shares subject to the unexercised portion of such option may again be available for other option grants under the 1995 Plan. Amendment No. 1 to the 1995 Plan, if approved by the shareholders, would increase the number of shares of Common Stock available for option grants thereunder from 500,000 to 700,000.

         NATURE OF OPTIONS. The Company may grant under the 1995 Plan both incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, ("Incentive Stock Options") and stock options that do not qualify for treatment as Incentive Stock Options ("Nonstatutory Stock Options"). The Company receives no consideration for the grant of any options under the 1995 Plan.

         TERM. If not previously terminated upon the dissolution of the Company or upon the adoption of an amendment to terminate, the 1995 Plan will terminate on November 23, 2005.

         ADMINISTRATION. The 1995 Plan is administered by the Stock Option Committee of the Board (the "Committee"). Two members of the Committee must be disinterested directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Subject to the express provisions of the 1995 Plan, the Committee has authority in its discretion and without limitation: (i) to determine the recipients of options, whether an option is intended to be an Incentive Stock Option or Nonstatutory Stock Option, the times of option grants, the number of shares subject to each option, the exercise price of each option, the term of each option, the date(s) when each option becomes exercisable, and the vesting schedule (if any) of each option, (ii) to accelerate the vesting of any option, irrespective of its vesting schedule, and
(iii) to make all other determinations necessary or advisable for administering the 1995 Plan, which determinations will be final and binding on all persons.

         ELIGIBILITY. Options under the 1995 Plan may be granted to those persons selected from time to time by the Committee from the full-time employees of the Company and its subsidiaries, including employees who are also officers of the Company and non-employee directors. As of October 16, 1998, the Company had approximately 68 full-time employees.

         TERMS AND CONDITIONS OF OPTIONS; OPTION PRICE. Except as described below, the option price is determined by the Committee, and the term of the option, which is determined by the Committee, may not exceed ten years from the grant date.

         Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to any person owning stock possessing more than 10% of the voting power of the Company, the option price must be at least 110% of the fair market value of the Common Stock on the grant date, and the term of the option may not exceed five years from the grant date. In addition, the aggregate fair market value (determined as of the grant date) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

         An optionee may pay for the shares subject to the option by one or any combination of the following methods, as determined by the Committee on the option grant date: (i) in cash, or (ii) by delivery of shares of Common Stock (valued at its then market value) already owned by the optionee.

         NON-TRANSFERABILITY; EFFECT OF DEATH OR TERMINATION OF EMPLOYMENT. During the lifetime of an optionee, an option may be exercised only by the optionee. Options that are not exercisable as of the date of death or termination of employment terminate, and options that are exercisable as of the date of death or termination of employment lapse within stated periods following the death or termination of the optionee's employment with the Company. During the lifetime of an optionee, options issued under the 1995 Plan may not be transferred, whether voluntarily or otherwise.

         VESTING ACCELERATION. Under the 1995 Plan, all outstanding options not then exercisable become immediately exercisable in full upon the occurrence of certain defined events constituting a change in control of the Company.

         ADJUSTMENTS. In the event of a merger, consolidation, recapitalization, stock split or similar event, the aggregate number and kind of shares available for options under the 1995 Plan, and the number and kind of shares covered by each outstanding option and the per share exercise price thereof, will be appropriate adjusted by the Committee.

         AMENDMENTS. The Board of Directors, without further shareholder approval, may at any time further amend the 1995 Plan, provided that (except for amendments made pursuant to the adjustment provisions described above), no amendment may be made without the approval of the shareholders which would: (i) increase the maximum number of shares that may be issued under the 1995 Plan;
(ii) materially modify the eligibility requirements for participation; (iii) materially increase the benefit accruing to participants; or (iv) amend the requirements of (i), (ii) and (iii). In the event that any amendment to the 1995 Plan so requires approval by the shareholders, prior to such approval, the Committee may grant conditional options, which may not be exercised, transferred or encumbered prior to such approval, and which will be automatically cancelled if the shareholders fail to approve such amendment at their next meeting.

         SECURITIES ACT REGISTRATION. The Company has filed with the SEC a Registration Statement on Form S-8 registering the 500,000 shares currently issuable upon exercise of options granted under the 1995 Plan and the nonstatutory option granted to Mr. Sparks. If Amendment No. 1 to the 1995 Plan is approved and ratified by the shareholders at the Meeting, the Company intends to register the additional shares issuable upon exercise of options granted and to be granted under the 1995 Plan, pursuant to a Registration Statement on Form S-8, as soon as practicable.

         FEDERAL INCOME TAX CONSEQUENCES. The following summarizes the federal income tax consequences to participants and the Company of the grant and exercise of Nonstatutory Stock Options and Incentive Stock Options under the 1995 Plan. This discussion is merely a summary and does not purport to be a complete description of the federal income tax consequences of the 1995 Plan. This description does not cover state and local tax treatment of participation in the 1995 Plan.

         NONSTATUTORY STOCK OPTIONS: The grant of a Nonstatutory Stock Option under the 1995 Plan will not result in the recognition of gross income to the optionee or a deduction to the Company at the time of the grant. Upon the exercise of a Nonstatutory Option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price, unless he could be subject to liability under Section 16(b) of the Exchange Act if he were to sell the shares at a profit at such time, in which case, unless the optionee makes a special election under the Code within 30 days after exercise to be taxed upon exercise, the optionee will recognize ordinary income at the time he is no longer subject to liability under Section 16(b) of the Exchange Act.

                  The Company is required to withhold tax on the amount of income recognized by the optionee and is entitled to a tax deduction equal to the amount of such income for the fiscal year of the Company in which ends the taxable year of the optionee in which such amount is included in the optionee's gross income.

                  Subject to certain limitations on the deductibility of capital losses, if an optionee disposes of any shares acquired upon the exercise of a Nonstatutory Stock Option, the optionee will recognize a capital gain or loss equal to the difference between the fair market value of such shares at the time ordinary income was recognized and the amount realized on disposition of such shares. The gain or loss will be either long-term or short-term, depending on whether the shares have been held for more than 12 months from the date of exercise. The Company is not entitled to any tax deduction in connection with such disposition of shares. Short-term capital gain is taxed at ordinary income rates and long-term capital gain is taxed at a maximum rate of 20%.

         INCENTIVE STOCK OPTIONS: In general, no income will be recognized by the optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an Incentive Stock Option. The difference between the exercise price and the fair market value of the shares on the date the Incentive Stock Option is exercised is, however, an item of tax preference to the optionee for purposes of the alternative minimum tax. Depending upon the optionee's individual tax circumstances, there may be minimum tax liability in the year of exercise as a result of the tax preference item. Further, depending upon the optionee's individual tax circumstances, a credit against regular tax corresponding to this minimum tax liability may be allowed in a subsequent year. In computing alternative minimum taxable income in the year in which the optionee disposes of shares acquired through the exercise of an Incentive Stock Option, the basis of the shares so acquired will be increased by the excess of the fair market value of the shares on the date of exercise over the exercise price.

                  Subject to certain limitations on deductibility of capital losses, when the shares acquired upon exercise of an Incentive Stock Option are sold, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the Incentive Stock Option, provided that the sale of the shares is not made within two years from the date of grant of the Incentive Stock Option or within one year of the date of issuance of such shares to the optionee. If such holding period requirements of the Code are not met, the sale of the shares acquired upon exercise of an Incentive Stock Option is a "disqualifying disposition" and, in general, at the time of such disposition, the optionee will recognize (i) ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date the Incentive Stock Option is exercised or the amount realized on such disqualifying disposition, and (ii) capital gain to the extent the amount realized on such disqualifying disposition exceeds the fair market value of the shares on the date the Incentive Stock Option is exercised. Alternatively, if the amount realized on such disqualifying disposition is less than the exercise price, the optionee will recognize a capital loss in the amount of the difference. Any capital gain or loss will be long-term or short-term depending upon the holding period of the shares sold. Short-term capital gain is taxed at ordinary income rates and long-term capital gains is taxed at a maximum rate of 20%. In the event of a disqualifying disposition, the Company may claim a deduction in the taxable year of the disqualifying disposition equal to the amount taxable to the optionee as ordinary income. In the absence of any disqualifying disposition, the Company is denied any deduction in respect of shares transferred upon the exercise of an Incentive Stock Option.

NEW PLAN BENEFITS

         Each of the Named Executives and other executive officers of the Company is eligible to be granted options under the 1995 Plan if Amendment No. 1 to the 1995 Plan is approved by the shareholders. The following table sets forth the amount and dollar value of all option grants actually received to date under the 1995 Plan by certain groups of individuals. To date, the Named Executives have not been granted any options under the 1995 Plan. The benefits or amounts to be received by or allocated to the Named Executives or such groups in the future are not determinable, because option grants under the 1995 Plan are in the discretion of the Committee.


                     SEL-DRUM INTERNATIONAL, INC. 1995 PLAN

                                                           DOLLAR VALUE          NUMBER
                  NAME AND POSITION                           ($) (1)          OF UNITS
                                                        ------------------  -------------
ALL EXECUTIVE OFFICERS                                      $ 9,380              50,000
ALL DIRECTORS WHO ARE NOT EXECUTIVE OFFICERS                $ 7,540(2)           40,000(2)
ALL EMPLOYEES WHO ARE NOT
EXECUTIVE OFFICERS OR DIRECTORS                             $82,732             441,000

         (1) Expressed as the excess of the market value of the Common Stock at July 31, 1998 ($.6876 per share) over the exercise price of each option.
         (2) On April 24, 1998, Mr. Orr was granted an option to purchase 40,000 shares at an exercise price of $.50 per share. The option is vested with respect to 20,000 shares, and is presently exercisable by Mr. Orr with respect to 9,000 of such shares. Of the 40,000 shares underlying Mr. Orr's option, 31,000 shares are subject to a conditional grant, which is conditioned upon shareholder approval of the amendment to the 1995 Plan which increases the authorized number of shares available for grants under the Plan from 500,000 to 700,000.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of at least a majority of the votes cast, in person or by proxy, at the Meeting by shareholders is required for the approval and ratification of Amendment No. 1 to the 1995 Plan. The Board of Directors recommends a vote in favor of this proposal, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.
                        SELECTION OF INDEPENDENT AUDITORS

         The firm of Mengel, Metzger, Barr & Co. LLP, certified public accountants, served as the independent auditors of the Company for Fiscal 1998.

         The Board of Directors has selected Mengel, Metzger, Barr & Co. LLP as the Company's independent auditors for the fiscal year ending July 31, 1999. This selection will be presented to the shareholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the shareholders do not approve this selection, the Board of Directors will reconsider its choice.

         The Company has been advised by Mengel, Metzger, Barr & Co. LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he should so desire.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         In order for any shareholder proposal to be included in the Company's proxy statement to be issued in connection with the 1999 Annual Meeting of Shareholders, such proposal must be received by the Company no later than July 17, 1999.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                                         Brian F. Turnbull
                                                       Chairman of the Board

Dated:  November 16, 1998

                                                                      Appendix A


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SEL-DRUM INTERNATIONAL, INC.


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


         The undersigned, Raymond C. Sparks and James M. Jenkins, being the President and the Assistant Secretary, respectively, of Sel-Drum International, Inc., hereby certify that:

         A.       The name of the Corporation is Sel-Drum International, Inc.

         B. The Certificate of Incorporation of the Corporation was filed by the Department of State on November 21, 1997.

         C. The Certificate of Incorporation of the Corporation is hereby amended to effect the amendment specified below, which is authorized by the Business Corporation Law:

                  Paragraph 4 of the Certificate of Incorporation is hereby amended to decrease the aggregate number of shares which the Corporation shall have the authority to issue from 110,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock, par value to $.01 per share, to 36,300,000 shares, consisting of 33,000,000 shares of Common Stock, $.03 par value per share and 3,300,000 shares of Preferred Stock, $.03 par value per share, so that said Paragraph 4 shall provide in its entirety as follows:

                  "4. The aggregate number of shares which the Corporation shall have authority to issue is thirty six million three hundred thousand (36,300,000) shares, of which a portion shall be common stock and a portion shall be preferred stock, all as described below.

                  A. COMMON STOCK. The aggregate number of common shares which the Corporation shall have the authority to issue is thirty three million (33,000,000), each with a par value of $.03 per share, which shares shall be designated "Common Stock." Subject to all the rights of the Preferred Stock as expressly provided herein or by law, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law.

                  B. PREFERRED STOCK. The aggregate number of preferred shares which the Corporation shall have the authority to issue is three million three hundred thousand (3,300,000) shares, each with a par value of $.03 per share, which shares shall be designated "Preferred Stock". Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof. Before the issue of any shares of a series established by the Board, a Certificate of Amendment amending the Certificate of Incorporation adding a provision stating the number, designation, relative rights, preferences, and limitations of the shares of the series as fixed by the Board, will be filed as required by applicable law.

         The Corporation is presently authorized to issue 100,000,000 shares of Common Stock, $.01 par value, of which 7,542,500 shares are issued and outstanding; 100,000 shares of Common Stock, $.01 par value are held as treasury shares. The 7,542,500 shares of Common Stock, $.01 par value which are presently issued and outstanding shall be changed into 2,489,025 shares of Common Stock, $.03 par value at the rate of 0.33 share of Common Stock, par value $.03 for each share of Common Stock, $.01 par value. The 100,000 shares of Common Stock, $.01 par value held as treasury shares shall be changed into 33,000 shares of Common Stock, $.03 par value. The 92,357,500 shares of Common Stock, $.01 par value which are presently authorized but unissued shall be changed into 30,477,975 shares of authorized but unissued shares of Common Stock, $.03 par value at the rate of 0.33 share of Common Stock, $.03 par value for each share of Common Stock, $.01 par value.

         D. This Amendment of the Certificate of Incorporation was authorized by the vote of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders of the Corporation.

         IN WITNESS WHEREOF, we have signed this Certificate this __ day of ___________________, 199_, and hereby affirm the truth of the statements contained herein under penalties of perjury.


                                                  ------------------------
                                                  Raymond C. Sparks,
                                                  President


                                                  -------------------------
                                                  James M. Jenkins,
                                                  Assistant Secretary

          PROXY
                               SEL-DRUM INTERNATIONAL, INC.

          The undersigned hereby appoints RAYMOND C. SPARKS and JOHN C. HALL, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of SEL-DRUM INTERNATIONAL, INC. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held at the Venture Inn Burlington-on-the-Lake, 2020 Lakeshore Road, Burlington, Ontario, Canada L7S 1Y2, on Tuesday, December 1, 1998 at 1:00 p.m., local time, and at any adjournment or adjournments thereof.
          1. Election of Directors.

                      [ ]FOR all nominees listed below              [ ]WITHHOLD AUTHORITY
                         (except as marked to the contrary).           to vote for all nominees listed below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THOUGH THE NOMINEE'S NAME LISTED BELOW.
             Robert E. Asseltine      Brian F. Turnbull      Robert M. Orr

          2. Proposal to approve and adopt a Certificate of Amendment of the Company's Certificate of Incorporation to effect a reverse stock split of up to 0.33-for-one.
                               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

          3. Proposal to approve and ratify an amendment to the Sel-Drum International, Inc. 1995 Employee and Non-Employee Director Stock Option Plan to increase the number of shares available for option grants under the Plan from 500,000 to 700,000.

                               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
          4. Proposal to approve and ratify the selection of Mengel, Metzger, Barr & Co. LLP as the Company's independent auditors for the year ending July 31, 1999.
                               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

          5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                    (Continued and to be signed on reverse side)


          (Continued from other side)

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. This Proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND, UNLESS OTHERWISE SPECIFIED, FOR EACH OF THE OTHER THREE PROPOSALS LISTED HEREIN AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated November 16, 1998, describing more fully the proposals set forth herein.

                                                  Dated , 1998

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s) of shareholder(s)

                                                   PLEASE DATE AND SIGN NAME
                                                  EXACTLY AS IT APPEARS HEREON.
                                                  EXECUTORS, ADMINISTRATORS,
                                                  TRUSTEES, ETC. SHOULD SO
                                                  INDICATE WHEN SIGNING. IF THE
                                                  SHAREHOLDER IS A CORPORATION,
                                                  THE FULL CORPORATE NAME SHOULD
                                                  BE INSERTED AND THE PROXY
                                                  SIGNED BY AN OFFICER OF THE
                                                  CORPORATION, INDICATING HIS
                                                  TITLE.